Exhibit 99.1

NEWS RELEASE

Halcón Resources to Acquire GeoResources

HOUSTON, TEXAS – April 25, 2012 – Halcón Resources Corporation (NYSE: HK) (“Halcón Resources”) and GeoResources, Inc. (NASDAQ: GEOI) (“GeoResources”) today announced that they have entered into a definitive merger agreement in which GeoResources will merge into a wholly-owned subsidiary of Halcón Resources in a cash and stock transaction that values GeoResources at approximately $1.0 billion, based on the closing price of Halcón Resources common stock on April 24, 2012. Under the terms of the merger agreement, Halcón Resources will acquire all outstanding shares of GeoResources common stock. GeoResources stockholders will receive $20.00 in cash and 1.932 shares of Halcón Resources common stock for each share of GeoResources common stock they hold, representing consideration to GeoResources stockholders of $37.97 per share based on the closing price of Halcón Resources common stock on April 24, 2012.

Halcón Resources Corporation will continue to be led by Floyd C. Wilson, Halcón Resources’ Chairman, President and Chief Executive Officer and Mark J. Mize, Executive Vice President, Chief Financial Officer and Treasurer. Upon completion of the merger, the stockholders of GeoResources are expected to own approximately 18% of the combined company’s outstanding shares on a fully diluted basis.

Floyd C. Wilson, Chairman, President and Chief Executive Officer of Halcón Resources commented, “This transaction represents a significant opportunity for the shareholders of both companies to benefit from the combined strengths of Halcón Resources and GeoResources and is immediately accretive to discretionary cash flow, production and reserves on a per share basis. The combination will create a resource powerhouse with exposure to some of the most prolific unconventional liquids plays in the United States. The transaction will effectively increase our estimated proved reserves by over 150% to approximately 52.8 million barrels of oil equivalent, 69% of which is liquids, and substantially increase our average net daily production by over 170% to approximately 11,070 barrels of oil equivalent based on fourth quarter 2011 production rates. We look forward to creating a unified company that is uniquely qualified to create value from the significant upside potential intrinsic to both companies.”

Frank A. Lodzinski, Chairman, President and Chief Executive Officer of GeoResources stated, “We are excited about the opportunity to partner with a company that is well positioned to become a leading liquids-focused resource player. We have watched Floyd and his team create significant value for their shareholders over the years through their focused strategy, excellent technical capabilities and efficient operations. This transaction provides our shareholders with a combination of near-term liquidity and significant exposure to future upside. We believe our shareholders, employees and other stakeholders will prosper under the Halcón Resources banner and we are excited to move forward.”

Terms and Conditions

Under the terms of the merger agreement, GeoResources stockholders will receive $20.00 in cash and 1.932 shares of Halcón Resources common stock for each share of GeoResources common stock that they hold. The transaction is expected to qualify as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code to the extent of the stock portion of the consideration received by GeoResources stockholders.

The transaction is subject to the approval of the stockholders of both companies, as well as other customary approvals. The board of directors of each company has unanimously approved the merger agreement, which is subject to customary closing conditions, including approval of listing of the Halcón Resources shares to be issued in the merger on the New York Stock Exchange and regulatory clearance. The companies anticipate completing the transaction in the third quarter of 2012.

Barclays and Mitchell Energy Advisors acted as financial advisors to Halcón Resources and Wells Fargo Securities acted as financial advisor to GeoResources.

Investor Conference Call

Halcón Resources and GeoResources will host a joint conference call on April 25, 2012 to discuss the proposed transaction at 1:00 p.m. EDT (12:00 p.m. CDT). Investors may participate in the conference call via telephone by dialing (877) 810-3368 for domestic callers or (914) 495-8561 for international callers, in both cases using conference ID 74274125, and asking for the Halcón Resources/GeoResources call a few minutes prior to the start time. An accompanying slide presentation and a link to the live audio webcast will be available on Halcón Resources’ website at http://www.halconresources.com on the day of the presentation.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, purchases of reserves and exploration activities, currently focused in the Southwest, Gulf Coast, and the Williston Basin.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934 as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder or other approvals required for the acquisition or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; inability to timely integrate and realize expected value from acquisitions, inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Halcón Resources’ and GeoResources’ annual reports on Form 10-K for the year ended December 31, 2011, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Halcón Resources and GeoResources undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information About the Transaction

Halcón Resources and GeoResources intend to file materials relating to the transaction with the SEC, including a registration statement of Halcón Resources, which will include a prospectus of Halcón Resources and a joint proxy statement of Halcón Resources and GeoResources. The definitive joint proxy statement/prospectus will be mailed to stockholders of Halcón Resources and GeoResources. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HALCÓN RESOURCES, GEORESOURCES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Halcón Resources can be obtained free of charge from Halcón Resources’ website at www.halconresources.com. The documents filed by GeoResources can be obtained free of charge from GeoResources’ website at www.georesourcesinc.com.

Participants in Solicitation

Halcón Resources, GeoResources and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Halcón Resources and GeoResources in respect of the proposed transaction. Information regarding Halcón Resources' directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 5, 2012, and its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 12, 2012, and information regarding GeoResources' directors and executive officers is available in its proxy statement for its 2011 annual meeting of stockholders, which was filed with the SEC on April 29, 2011. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contacts:

Scott M. Zuehlke

Director of Investor Relations

Halcón Resources

(832) 538-0314

Quentin Hicks

Director of Acquisitions and Financial Planning

GeoResources, Inc.

(281) 377-9716